UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition

On March 19, 2013, Williams-Sonoma, Inc. (the “Company”) issued a press release announcing the Company’s financial results for its fourth quarter and fiscal year ended February 3, 2013. A copy of the Company’s press release is attached as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 19, 2013, the Company announced that Richard Harvey, President of the Williams-Sonoma brand, will be leaving the company on May 3, 2013.

Janet Hayes, currently the President of Pottery Barn Kids and PBteen, will become President of the Williams-Sonoma brand, effective March 20, 2013.

Sandra Stangl, President of Pottery Barn, will expand her role to include Pottery Barn Kids and PBteen, effective March 20, 2013.

A copy of the related press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 8.01.        Other Events

On March 19, 2013, the Company issued a press release announcing that its Board of Directors authorized a 41% dividend increase and a new three-year $750 million stock repurchase program. A copy of the Company’s press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

(d)	List of Exhibits:

99.1	Press Release dated March 19, 2013 titled Williams-Sonoma, Inc. Announces Fourth Quarter and Fiscal Year 2012 Results – Diluted EPS Increases 15% to $1.34 in Fourth Quarter 2012

99.2	Press Release dated March 19, 2013 titled Williams-Sonoma, Inc. Announces 41% Dividend Increase and Three-Year $750 Million Stock Repurchase Program

99.3	Press Release dated March 19, 2013 titled Williams-Sonoma, Inc. Announces Brand Leadership Changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: March 19, 2013	By:	/s/ Julie P. Whalen
Julie P. Whalen Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated March 19, 2013 titled Williams-Sonoma, Inc. Announces Fourth Quarter and Fiscal Year 2012 Results – Diluted EPS Increases 15% to $1.34 in Fourth Quarter 2012

99.2	Press Release dated March 19, 2013 titled Williams-Sonoma, Inc. Announces 41% Dividend Increase and Three-Year $750 Million Stock Repurchase Program

99.3	Press Release dated March 19, 2013 titled Williams-Sonoma, Inc. Announces Brand Leadership Changes